Exhibit 10.26

SECOND AMENDMENT TO THE

 CHS 401(K) SUPPLEMENTAL SAVINGS PLAN

January 1, 2004

WHEREAS, CHS/Community Health Systems, Inc. (the “Company”) has previously established and currently maintains the CHS 401(k) Supplemental Savings Plan (the “Plan”); and

WHEREAS, the catch-up contributions have been added to the Community Health Systems, Inc. 401(k) Plan as of January 1, 2004; and

WHEREAS, the Company desires to amend the Plan to exclude catch-up contributions from the contributions considered under Section 4.B. of the Plan, effective as of  January 1, 2004; and

WHEREAS, the Board of Directors of the Company has approved of such amendment;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.             Section 4.B. of the Plan is amended to read as follows:

Participant Contributions to Accounts.  For each Plan Year, each Participant may elect to defer on a payroll-by-payroll basis Compensation that would have been received in the Plan Year, but for the deferral election, up to a maximum deferral of 6% of Compensation, less the maximum percentage or other portion of the Participant’s Compensation that could be deferred by the Participant for such Plan Year under the Retirement Plan (without regard to catch-up contributions).

2.             The changes made by this Second Amendment to the Plan shall be effective January 1, 2004.

EXECUTED this ___ day of December, 2004, effective as of January 1, 2004.

CHS/COMMUNITY HEALTH SYSTEMS, INC.

By:

Title: